Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post Effective Amendment to the Registration Statement on Form S-8 of our report dated February 29, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Nabors Industries Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the reference to us as experts under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

September 28, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post Effective Amendment to the Registration Statement on Form S-8 of Nabors Industries Ltd. of our report dated February 23, 2012 relating to the financial statements of NFR Energy, LLC as of December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009, which appears in Nabors Industries Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

September 28, 2012